UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2025
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Connect Biopharma Holdings Limited
(Exact name of Registrant as Specified in Its Charter)
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Cayman Islands	001-40212	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3580 Carmel Mountain Road, Suite 200
	San Diego, California	92130
	(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (877) 245-2787
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one Ordinary Share, par value $0.000174 per Share	CNTB	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 22, 2025, the Board of Directors (the “Board”) of Connect Biopharma Holdings Limited (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee (the “Nominating Committee”), increased the size of the Board from six (6) to seven (7) directors and appointed James A. Schoeneck to fill the vacancy so created, effective immediately. The Board expects to appoint Mr. Schoeneck to one or more Board committees at a later date.
Mr. Schoeneck, age 67, served as Chief Executive Officer of Depomed, Inc. (DEPO), a commercial specialty pharmaceutical company, from 2011 until 2017, and joined the Board of Directors of Depomed in 2007. From 2005 until 2011, he was Chief Executive Officer of BrainCells, Inc., a privately-held biopharmaceutical company. Prior to joining BrainCells, Inc., he served as Chief Executive Officer of ActivX BioSciences, Inc., a development-stage biotechnology company. Mr. Schoeneck’s pharmaceutical experience also includes three years as President and Chief Executive Officer of Prometheus Laboratories Inc., a pharmaceutical and diagnostics products company. Prior to joining Prometheus, Mr. Schoeneck spent three years as Vice President and General Manager, Immunology, at Centocor Inc. (now Janssen Biotech, Inc.), a biotechnology company, where he led the development of Centocor’s commercial capabilities. Earlier in his career, he spent 13 years at Rhone-Poulenc Rorer Inc. (now Sanofi), a pharmaceutical company, serving in various sales and marketing positions of increasing responsibility. Mr. Schoeneck currently serves as an independent director and Chairman of the Board of Directors of each of FibroGen, Inc. (FGEN) and Calidi Biotherapeutics, Inc. (CLDI). In addition, from 2015 to 2018, he served on the Board of Directors of AnaptysBio, Inc. (ANAB). Mr. Schoeneck also previously served as Chairman of the National Board of Directors of the Asthma and Allergy Foundation of America. Mr. Schoeneck holds a B.S. from Jacksonville State University.
Mr. Schoeneck will participate in and receive compensation for his service on the Board in accordance with the Company’s standard Non-Employee Director Compensation Program, including grants to be made under the Company’s 2021 Stock Incentive Plan (the “Plan”).
A description of the Plan and compensation practices for non-employee directors can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 31, 2025 (“Form 10-K”), and in the Company’s subsequent annual and periodic reports filed with the Commission. The Plan is also filed as Exhibit 10.3 to the Form 10-K.
In connection with his appointment, Mr. Schoeneck entered into a standard indemnification agreement with the Company, in substantially the form filed as Exhibit 10.1 to the Form 10-K.
There is no arrangement or understanding between Mr. Schoeneck and any other persons pursuant to which Mr. Schoeneck was selected as a director, and there are no related party transactions involving Mr. Schoeneck that are reportable under Item 404(a) of Regulation S-K. The Board has determined that Mr. Schoeneck is an independent director in accordance with the listing requirements of The Nasdaq Stock Market LLC.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECT BIOPHARMA HOLDINGS LIMITED

Date:	July 22, 2025	By:	/s/ David Szekeres
		Name:	David Szekeres
		Title:	President